Exhibit 1.3

DIAGEO PLC AND DIAGEO FINANCE B.V.

OFFICER’S CERTIFICATE

     In connection with the issuance of the 3.875% Guaranteed Debt Securities due 2011 (the “Securities”) by Diageo Finance B.V. (the “Issuer”) pursuant to the Indenture dated as of December 8, 2003 (the “Indenture”) among the Issuer, Diageo plc (the “Guarantor”) and Citibank, N.A., as Trustee (section references herein being to the Indenture), and pursuant to the authorization of the Board of Directors of the Guarantor by Resolutions adopted on November 11, 2003 and March 29, 2004 and of the Board of Directors of the Issuer by Resolutions adopted November 7, 2003 and March 25, 2004 each of the undersigned hereby confirms that the following terms and conditions of the Securities were established in accordance with Section 301 of the Indenture:

Title of Securities:	3.875% Guaranteed Notes due 2011

Issue Price:	99.165%

Issue Date:	April 2, 2004

Principal Amount of Securities:	$500,000,000

Form of Securities:	The Securities will be issued in the
form of a global note that will be
deposited with The Depository Trust
company, New York, New York (“DTC”)
on the closing date. The global
note will be issued to DTC, which
will be executed and delivered in
substantially the form attached
hereto as Exhibit A. In certain
circumstances described in the
Indenture, Securities may be issued
in definitive form.

Maturity:	April 1, 2011

Interest Rate:	3.875% per annum, accruing from April 2, 2004.

Interest Payment Dates:	Interest shall be payable on October
1 and April 1 of each year,
commencing on October 1, 2004
provided that if such Interest
Payment Date is not a Business Day,
the Interest Payment Date shall be
postponed to the next Business Day.
“Business Day” shall have the
meaning assigned to it in the
Indenture.

Regular Record Dates:	Interest shall be paid to the holder
in whose name the Securities are
registered at the close of business
on the September 15 or March 15
(whether or not a Business Day), as
the case may be, next preceding the
relevant Interest Payment Date.

Place of Payment, Paying Agent, Registration of Transfer and Exchange:	Citibank, N.A. Corporate Agency & Trust 111 Wall Street 14th Floor New York, NY 10043

Notices and Demands to Issuer:	Diageo Finance B.V. 8 Henrietta Place London W1G 0NB England Attn: Secretary or Diageo North America, Inc. Six Landmark Square Stamford, CT 06901-2704 United States

Notices and Demands to Guarantor:	Diageo plc 8 Henrietta Place London W1G 0NB England Attn: Secretary or Diageo North America, Inc. Six Landmark Square Stamford, CT 06901-2704 United States

Redemption Provisions:	Optional, in whole but not in part, at the option of the Issuer or the Guarantor, at any time in accordance with Section 1108 of the Indenture

Defeasance and Discharge of Securities (Section 403):	Applicable

Additional Amounts:	Pursuant to Section 1004 of the
Indenture, the obligations of the
Issuer and the Guarantor to pay
additional amounts thereunder shall
be subject to the additional
exceptions specified in the form of
Notes set forth in Exhibit A hereto.

Other Term of the Securities:	The other terms of the Securities
shall be substantially as set forth
in the Indenture, the form of Notes
attached hereto as Exhibit A, the
Prospectus dated December 8, 2003
(the “Prospectus”) relating to the
Securities and the Prospectus
Supplement dated March 30, 2004 to
the Prospectus.

     In connection with the aforementioned issuance, each of the undersigned hereby certifies to the best of his or her knowledge that:

1.	He or she has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.

2.	He or she has examined the resolutions of the Board of Directors of the Issuer or the Guarantor, as applicable, adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Issuer and the Guarantor, as applicable, and such other documents deemed necessary as a basis for the opinion hereinafter expressed.

3.	In his or her opinion, such examination is sufficient to enable him or her to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4.	He or she is of the opinion that the covenants and conditions referred to above have been complied with.

     IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.

Dated: April 2, 2004
DIAGEO FINANCE B.V.

	By:	/s/ T.H. Creighton
		Name:	T.H. Creighton
		Title:	Director

	By:	/s/ M.C.T.M. Gerichhausen
		Name:	M.C.T.M. Gerichhausen
		Title:	Director

DIAGEO PLC
	By:	/s/ N.C. Rose
		Name:	Nicholas C. Rose
		Title:	Chief Financial Officer